SUB-ITEM 77Q1

MFS VARIABLE INSURANCE TRUST

This document is hereby incorporated to this N-SAR filing by reference: The Trust did have an Amended Declaration of Trust, a new Investment Advisory Agreement, and Amended and Restated By-Laws during the period as incorporated by reference to Registrant's Post-Effective Amendment No. 17 (File Nos. 33-74668 and 811-8326) as filed with the SEC via EDGAR on February 25, 2002.